Exhibit 10.1

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) dated as of October 27, 2005 (“Grant Date”), is between Advance America, Cash Advance Centers, Inc., a Delaware corporation (the “Company”), and Kenneth E. Compton (the “Recipient”).

WHEREAS, the Board of Directors of the Company (the “Board”) has approved the grant of the Option (defined below) to the Recipient as set forth below.

WHEREAS, the Option is intended to induce the Recipient to join the Company as its Chief Executive Officer and President, to motivate him to achieve long-term Company goals, and to further align his interests with those of the Company’s stockholders.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.                                      Grant of Option, Option Price, and Term.

(a)                                  The Company hereby grants to the Recipient a Nonqualified Stock Option (the “Option”) to purchase 700,000 shares (the “Option Shares”) of the common stock of the Company, par value $.01 per share (the “Company Stock”) during the Option Period (as defined below) at a price of $12.11 per share (the “Option Price”), subject to the terms and conditions herein.

(b)                                 The term of this Option shall be for a period of ten (10) years from the Grant Date (the “Option Period”).  During the Option Period, the Option shall be vested as of the date set forth below for the cumulative percentage of the Option set forth opposite such date, and shall be exercisable upon such dates and in such amounts:

	Cumulative
Date	Percentage Exercisable
First anniversary of Grant Date	12	1/2%
Second anniversary of Grant Date	25%
Third anniversary of Grant Date	37	1/2%
Fourth anniversary of Grant Date	50%
Fifth anniversary of Grant Date	62	1/2%
Sixth anniversary of Grant Date	75%
Seventh anniversary of Grant Date	87	1/2%
Eighth anniversary of Grant Date	100%

Notwithstanding the foregoing, in the event that the employment of the Recipient with the Company or its subsidiaries (or the Recipient’s service to the Company or its subsidiaries) shall terminate for any reason other than (i) cause (as defined below), (ii) death, or (iii) disability or retirement, each Option granted to the Recipient, to the extent that it is exercisable at the time of such termination, shall remain exercisable for the 90 day period following such termination (or for such other period as may be provided by the Compensation Committee (the “Committee”) of the Board), but in no event following the expiration of its term.  Each Option that remains unvested and unexercisable as of the date of such a termination shall be terminated at the time of such termination (except as may be otherwise determined by the Committee).  In the event that the employment of the Recipient with the Company or its subsidiaries (or the Recipient’s service to the Company or its subsidiaries) shall terminate on account of the death of the Recipient, each Option granted to the Recipient that is outstanding as of the date of death shall become fully exercisable and shall remain exercisable, by the Recipient’s legal representatives, heirs or legatees for the one year period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term.  In the event of the termination of the Recipient’s employment for cause (as defined below), each outstanding Option granted to the Recipient, whether or not vested or exercisable, shall terminate at the commencement of business on the date of such termination.  In the event that the employment of the Recipient with the Company or its subsidiaries (or the Recipient’s service to the Company or its subsidiaries) shall terminate on account of the disability or retirement of the Recipient (in each case as determined by the Committee), each Option granted to the Recipient that is outstanding and vested as of the date of such termination shall remain exercisable by the Recipient (or the Recipient’s legal representatives) for the one year period following such termination (or for such other period as may be provided by the Committee), but in no event following the expiration of its term.  Each Option that remains unvested and unexercisable as of the date of a termination due to disability or retirement shall be terminated at the time of such termination (except as may be otherwise determined by the Committee).  In the event that the Recipient is employed by the Company or one of its subsidiaries upon the occurrence of a Change in Control (as defined below), all outstanding and unvested Options granted under this Agreement shall become fully vested and exercisable immediately upon consummation of such Change in Control.

(c)                                  For purposes of this Agreement, “cause” means (i) the conviction of the Recipient for committing a felony under any federal or state law, (ii) dishonesty in the course of fulfilling the Recipient’s duties as an employee or director of, or consultant or advisor to, the Company or any Affiliate (defined below), or (iii) willful and deliberate failure on the part of the Recipient to perform such duties in any material respect.  The determination of “cause” shall be made by the Committee, in its sole discretion.  “Affiliate” means any entity if, at the time of the granting of the Option (i) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.  “Change in Control” means a “change in ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” as defined for purposes of section 409A of the Internal Revenue Code of 1986, as amended, with respect to the Company.

(d)                                 In the event the Recipient goes on an approved leave of absence, the Committee may make such provision respecting the continuance of the Option while the Recipient is in the employ or service of the Company as it may deem equitable, except that in no event may an Option be exercised after the expiration of its term.

(e)                                  The Option granted hereunder is designated as a Nonqualified Stock Option, which is not transferable by the Recipient except by will or the laws of descent and distribution.

(f)                                    The Company shall not be required to issue any fractional shares of Company Stock.

(g)                                 The Recipient shall not have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to the Option until the date of issuance of a stock certificate with respect to such shares following the exercise of some or all of the Option.  Except for adjustments provided in Section 5(b), no adjustment to the Option shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

2.                                      Exercise.

(a)                                  The Option may not be transferred without the consent of the Committee and shall be exercisable during the Recipient’s lifetime only by the Recipient (or his or her legal representative) and after the Recipient’s death only by a representative as provided in Section 3.

(b)                                 The Option may be exercised only to the extent the Option is vested, unless otherwise agreed to by the Committee, and may be exercised only by the delivery to the Company of a properly completed written notice, in form satisfactory to the Committee, which notice shall specify the number of Option Shares to be purchased and the aggregate Option Price for such shares, together with payment in full of such aggregate Option Price.

(c)                                  Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash or by personal check, certified check, bank cashier’s check, or wire transfer; (ii) in shares of Company Stock owned by the Recipient for at least six months prior to the date of exercise and valued at their Fair Market Value (as defined below) on the effective date of such exercise; or (iii) by any such other methods (including broker assisted cashless exercise) as the Committee may from time to time authorize; provided, however, that in the case the Recipient is subject to Section 16 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), the method of making such payment shall be in compliance with applicable law.  Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require.  If any part of the payment of the Option Price is made in shares of Company Stock, such shares shall be valued by using their Fair Market Value (as defined below) as of the date of exercise of the Option.

(d)                                 Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Recipient or other person entitled to receive such shares, and delivered to the Recipient or such other person as soon as practicable following the effective date on which the Option is exercised.

(e)                                  “Fair Market Value” shall mean, with respect to Company Stock or other property, the fair market value of such Company Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee.  Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of

Company Stock as of a particular date shall mean (i) the arithmetic mean between the highest and lowest reported sales price per share of Company Stock on the national securities exchange on which the Company Stock is principally traded, for the last preceding date on which there was a sale of such Company Stock on such exchange, or (ii) if the shares of Company Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Company Stock in such over-the-counter market for the last preceding date on which there was a sale of such Company Stock in such market, or (iii) the shares of Company Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

3.                                      Transfers Upon Death; Designation of Beneficiary.

Upon the death of the Recipient, the Option may be exercised only by the executor or administrator of the Recipient’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.  No transfer of the Option by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of the Option that are or would have been applicable to the Recipient and to be bound by the acknowledgments made by the Recipient in connection with the grant of the Option.  The Recipient may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.  If no designated beneficiary survives the Recipient, the executor or administrator of the Recipient’s estate shall be deemed to be the Recipient’s beneficiary.

4.                                      Payment of Withholding Taxes.

Whenever shares of Company Stock are to be delivered pursuant to the Option, the Company shall have the right to require the Recipient to remit to the Company in cash an amount sufficient to satisfy any federal, state, and local withholding tax requirements related thereto.  With the approval of the Committee, the Recipient may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld.  Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined.  Fractional share amounts shall be settled in cash.  Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to the Option.  The Recipient acknowledges and agrees that he or she is responsible for the tax consequences associated with the grant of the Option and its exercise.

5.                                      Changes in Company’s Capital Structure.

(a)                                  The existence of the Option will not affect in any way the right or authority of the Company or its stockholders to make or authorize (i) any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance of bonds, debentures, preferred, or prior preference stock ahead of or affecting the Company Stock or the rights thereof; (d) the dissolution or liquidation of the Company; (iv) any sale or transfer of all or any part of the Company’s assets or business; or (v) any other corporate act or proceeding, whether of a similar character or otherwise.

(b)                                 In the event that any dividend or other distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall adjust, in its sole and absolute discretion, (i) the number and kind of shares of stock that may thereafter be issued in connection with the Option, (ii) the number and kind of shares of stock or other property issued or issuable in respect of the Option, and (iii) the exercise price relating to the Option.

6.                                      Authority Reserved to the Committee.

The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of this Agreement, to exercise all the powers and authorities necessary or advisable in the administration of this Agreement, including, without limitation, the authority to determine whether, to what extent, and under what circumstances the Option may be settled, cancelled, forfeited, exchanged, or surrendered; to construe and interpret this Agreement; and to make all other determinations deemed necessary or advisable for the administration of this Agreement.  The Committee may, in its sole and absolute discretion, without amendment to this Agreement, (i) accelerate the date on which the Option becomes exercisable, (ii) waive or amend the operation of provisions of this Agreement respecting exercise after termination of employment (provided that the term of the Option may not be extended beyond ten years from the date of grant), (iii) accelerate the vesting date, or waive any condition imposed hereunder, with respect to the Option, and (iv) otherwise adjust any of the terms applicable to the Option in a manner consistent with the terms of this Agreement.

7.                                      Employment Rights.

No provision of this Agreement or of the Option granted hereunder shall give the Recipient any right with respect to the continuation of employment by or the provision of services to the Company or any Affiliate; create any inference as to the length of employment of the Recipient; create any inference as to the length of employment of or service by the Recipient; interfere in any way with the right of the Company to at any time terminate such employment or service or to increase or decrease the compensation of the Recipient; or give the Recipient any right to participate in any employee welfare or benefit plan or other program of the Company or any Affiliate.

8.                                      Securities Laws Requirements.

Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to this Agreement unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any securities exchange on which shares of

Company Stock are traded.  The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or advisable.

The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded.  The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.  The Committee shall inform the Recipient in writing of its decision to defer the effectiveness of a transfer.  During the period of such deferral in connection with the exercise of an Option, the Recipient may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

9.                                      Governing Law.

This Agreement and the Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without reference to its principles of conflicts of law, except to the extent federal laws would be mandatorily applicable.

10.                               Waiver; Cumulative Rights.

The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing.  Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

11.                               Notices.

Any notice that either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Secretary of the Company, at its then corporate headquarters, and the Recipient at the Recipient’s address as shown on the Company’s payroll records, or to such other address as the Recipient, by notice to the Company, may designate in writing from time to time.

12.                               Conditional Grant.

If the Recipient is a resident of a community property state, this Option is granted upon the condition that, and the Option Shares shall be forfeited unless, each and any person who is a spouse of the Recipient at any time on or after the Grant Date (including any person who becomes a spouse after the Grant Date) executes a Consent of Spouse form provided by the Committee, unless the Committee shall waive either such condition.

13.                               Counterparts.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

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signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Recipient hereby acknowledges that he/she has read carefully and understands this Agreement and agrees to be bound by all of the provisions set forth in such document and has hereunto set his hand, all as of the day and year first above written.

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

By	/s/ John I. Hill
Name:	John I. Hill
Title:	Chief Financial Officer

Recipient:

/s/ Kenneth E. Compton
Kenneth E. Compton

Nonqualified Stock Option Agreement